                                                                      EXHIBIT 5



                                 June 8, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Esenjay Exploration, Inc.: Registration Statement on Form S-4

Gentlemen:

     We have acted as counsel to Esenjay Exploration, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended of (i) the issuance of up to 1,903,037 shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock"); (ii) the issuance of up to 8,746,651 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"); and (iii) the issuance of Common Stock upon the conversion of the Preferred Stock, all in connection with the merger of the Company with 3DX Technologies Inc. (the "Merger").

     In such capacity, we have examined the certificate of incorporation, bylaws and corporate proceedings of the Company, and based upon such examination and having regard for applicable legal principles, it is our opinion that:

     (i) the Preferred Stock issued upon the consummation of the Merger will be validly issued, fully paid and nonassessable outstanding shares of the Company's Preferred Stock;

     (ii) the Common Stock issued upon the consummation of the Merger will be validly issued, fully paid and nonassessable outstanding shares of the Company's Common Stock; and

     (iii)  the Common Stock issued upon the conversion of the Preferred
            Stock, when converted pursuant to the terms and conditions set forth in the Certificate of Designation of the Series A
            Convertible Preferred Stock, will be validly issued, fully paid and nonassessable outstanding shares of the Company's Common Stock.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                       Very truly yours,



                                       ---------------------------------
                                       PORTER & HEDGES, L.L.P.





                                       2